Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2013 Omnibus Incentive Plan of Eastman Kodak Company of our report dated March 16, 2021, with respect to the consolidated financial statements and schedule of Eastman Kodak Company included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Rochester, New York

August 10, 2021